UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 24, 2017

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

35 Gatehouse Drive, Building D, Floor 3 Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01. Entry into a Material Definitive Agreement.

On May 24, 2017, Syndax Pharmaceuticals, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Citigroup Global Markets Inc., as representatives of the several underwriters (the “Underwriters”), relating to the issuance and sale by the Company of 3,750,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), at a public offering price of $13.25 per share (the “Offering”). Pursuant to the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to 562,500 additional shares of Common Stock. The net proceeds to the Company from the Offering, excluding any exercise by the underwriters of their 30-day option to purchase additional shares, are expected to be approximately $46.5 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company. Closing is expected to occur on or about May 31, 2017, subject to customary closing conditions.

The Underwriting Agreement includes certain customary representations, warranties and covenants by the Company, and it provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make because of any of those liabilities. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is filed herewith as Exhibit 1.1 and incorporated herein by reference.

The Shares were offered and sold pursuant to the Company’s Registration Statement on Form S-3 (Registration No. 333-217172), previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”), and a prospectus supplement. A copy of the legal opinion of Cooley LLP relating to the legality of the issuance and sale of the Shares is filed herewith as Exhibit 5.1.

Item 8.01 Other Events.

On May 24, 2017, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.1, the terms of which are incorporated herein by reference.

This Current Report shall not constitute an offer to sell, or the solicitation of an offer to buy, nor shall there be any sale of the Shares in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 24, 2017, between the Company and the Underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 24, 2017.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to Syndax’s expectations regarding the completion and timing of the public offering. These statements are subject to significant risks and uncertainties and actual results could differ materially from those projected. Syndax cautions investors not to place undue reliance on the forward-looking statements contained in this release. These risks and uncertainties include, without limitation, risks and uncertainties related to the satisfaction of customary closing conditions related to the public offering. There can be no assurance that Syndax will be able to complete the public offering on the anticipated terms, or at all. Risks and uncertainties relating to Syndax and its business can be found in Syndax’s filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” sections contained therein, as well as the risks identified in the registration statement and the preliminary prospectus supplement relating to the offering. These forward-looking statements are based on Syndax’s expectations and assumptions as of the date of this press release. Except as required by law, Syndax undertakes no duty or obligation to update any forward-looking statements contained in this report as a result of new information, future events or changes in Syndax’s expectations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Luke J. Albrecht
Luke J. Albrecht
Vice President, General Counsel and Secretary

Dated: May 25, 2017

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated May 24, 2017, between the Company and the Underwriters named therein.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

99.1	Press Release, dated May 24, 2017.